                                                                    Exhibit 4.08


        OPEN END MORTGAGE SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND
        ----------------------------------------------------------------
                                     LEASES
                                     ------


     KNOW ALL MEN BY THESE PRESENTS THAT: SPECIALTY CHEMICAL RESOURCES, INC. (the "Borrower"), an Ohio corporation, whose address is 9100 Valley View Road, Macedonia, Ohio 44056, for the consideration of One Million Seventy-Five Thousand and 00/1OOths Dollars ($1,075,000) received or to be received to Borrower's full satisfaction and to Borrower or on Borrower's behalf paid or to be paid by NATIONAL CITY BANK, a national banking association, having its principal place of business located at 1900 East Ninth Street, Cleveland, Ohio 44114 ("Bank"), gives, grants, bargains, sells, assigns and conveys unto Bank, its successors and assigns, the following described real propenty, appurtenances and nights:

     Situated in the City of Macedonia, Summit County, Ohio as is more particularly described on EXHIBIT A which is attached to and made a part of this Open End Mortgage, Security Agreement and Assignnnent of Rents and Leases (this "Mortgage")


     TOGETHER with, all and singular, the right, title and interest of Borrower, including any after acquired title or reversion, in and to the ways, easements, streets, alleys, passages, water, water courses, riparian rights, minerals, royalties, rights, liberties and privileges in any way relating or appertaining to the Premises (as defined below), whether now or hereafter acquired by Borrower; and

     TOGETHER with, all present and future rents. issues, proceeds, income, revenues and profits accruing from the Premises; and

     TOGETHER with, all buildings and improvements of every kind and description now or hereafter constructed or placed thereon or therein and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon or therein, all of which materials shall be deemed to be included within the property subject to this Mortgage immediately upon the deliverv thereof to the Premises, and all fixtures and articles of personal propertv in which Borrower now has or at any time hereafter acquires an interest and which are attached to or contained in and used in connection with the Premises, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the buildings or other improvements in any manner; it being mutually agreed that all the aforesaid property owned by Borrower and placed by it on the Premises shall, so far as permitted by law, be deemed to be fixtures and a part of the realty, security for the indebtedness and covered by this Mortgage, and as to the balance of the property aforesaid, this Mortgage is a security agreement for the purpose of creating hereby a security interest in the property, securing the indebtedness, for the benefit of Bank; and

     TOGETHER with, all right, title and interest now owned or hereafter acquired by Borrower in and to any leases for equipment of any kind or nature used in connection with the Premises; and

     TOGETHER with, all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the property subject to this Mortgage for any taking by eminent domain, either permanent or temporary, of all or any part of property or any easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which awards and compensation are hereby assigned to Bank.

     The property mentioned above is referred to as the "Premises" to the extent the same is realty and as the "Collateral" to the extent the same is personalty. The Premises and the Collateral are collectively referred to as "Mortgaged Property", except where the reference is to the Premises or the Collateral specifically.

     TO HAVE AND TO HOLD the Mortgaged Property, with the appurtenances thereunto belonging, unto Bank, its successors and assigns, forever, against all lawful claims and demands whatsoever.

     Borrower represents to Bank, its successors and assigns, that at and until the ensealing of these presents, Borrower is the owner of the Premises and has good right to bargain, sell and convey the same in manner and form as above written, and Borrower will execute, acknowledge and deliver any further assurances as may be necessary or required hereto to evidence or confirm the interest in the Premises granted by this Mortgage.

     THE CONDITION OF THIS MORTGAGE IS, whereas Borrower has executed and delivered this Mortgage for the purpose of securing the performance of the covenants and agreements contained in this Mortgage and in any loan agreement made with respect to the loans secured hereby, and to secure the payment when due of:

     (a) the principal and interest of the promissory note (together with all amendments thereto and all notes issued in substitution therefore or replacement thereof, the "Note"), of even date herewith, executed by Borrower, in the principal sum of One Million Seventy-Five Thousand and 00/100ths Dollars ($1,075,000), executed by Borrower in favor of Bank with interest at the rate specified in such Note, the balance of such Note being due and payable on October ____, 1998 or such earlier date as such Note provides;

     (b) all sums expended or advanced by Bank pursuant to any term or provision of this Mortgage or to any other agreement or other document delivered in connection with this transaction;

     (c) all unpaid advances or disbursements of Bank with respect to the Mortgaged Property for the payment of taxes, levies, assessments, insurance premiums or costs incurred in the protection or operation of the Mortgaged Property as provided in Section 5301.233 of the Ohio Revised Code;

     (d) the unpaid balances of any loan advances made this date or subsequent to recordation hereof and all other liabilities, obligations and/or indebtedness of Borrower to Bank, direct or contingent, whether now or hereafter owing, to the extent that the total unpaid loan indebtedness secured hereby, exclusive of the interest thereon and amounts referenced in clause (c) above, does not exceed the

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

maximum amount specified in this Mortgage which is One Million Seventy-Five Thousand and OO/1OOths Dollars ($1,075,000).

          AND WHEREAS, Borrower further covenants and agrees as follows:

          1. To pay promptly the principal of and interest on the indebtedness evidenced by the Note at the time and in the manner herein and in the Note provided.

          2. In order more fully to protect the security of this Mortgage, to pay to Bank, if so required by Bank, in addition to the payments of principal and interest under the terms of the Note and concurrently therewith until the Note is fully paid, the following sums:

          (a) a sum equal to taxes and assessments, both general and special, next due upon the Mortgaged Property;

          (b) the premiums that will next become due and payable on policies of insurance covering the Mortgaged Property and required under the provisions hereof.

Sums due for taxes and insurance premiums shall be divided by the number of payment dates to elapse before the date such taxes, assessments and insurance premiums, respectively, will become due and payable. These sums shall be held by Bank in trust, but without interest accruing thereon, to pay each of the particular items.

     3. To keep the Mortgaged Property free from statutory liens of every kind except current taxes and assessments not yet due and payable; to pay, before delinquency and before any penalty for nonpayment attaches thereto, all taxes, assessments, and other governmental or municipal or public dues, charges, fines or impositions of every character which are or may be levied against the Mortgaged Property or any part thereof, and, except when payment for all such items has theretofore been made under paragraph 2 hereof, to timely deliver to Bank receipted bills evidencing payment therefor.

     4. To keep the improvements now existing or hereafter erected on or in the Mortgaged Property insured against loss or damage by, or abatement of rental income, resulting from fire and "all risk" perils. Borrower covenants to maintain flood insurance as required by the Flood Disaster Protection Act of 1973, as amended, and to maintain any additional flood insurance required by the Bank. All perils insured, with the exception of flood, shall be in an amount not less than the replacement value of the Mortgaged Property, and in any event, in an amount necessary to prevent the operation of any coinsurance provision contained in any policy of such insurance. Borrower agrees to pay promptly when due any premiums on such insurance and further agrees, if requested by the Bank, to furnish a certificate from the company carrying such insurance acknowledging that such insurance is adequate in an amount to prevent the operation of any coinsurance provision contained therein. All such insurance shall be carried in companies approved by the Bank in its reasonable discretion and the policies and renewals thereof shall be deposited with and held by Bank and have attached thereto standard non-contributing mortgagee clauses (in favor of and entitling the Bank to collect any and all proceeds payable under all such insurance) as well as the standard waiver of subrogation endorsement, all to be in a form acceptable to the Bank.

     If any such loss or damage occurs as described herein to the improvements in or on the Premises, Borrower shall give prompt notice to the Bank and the insurance carrier. Borrower shall be entitled to adjust, compromise, and collect any such losses, subject to the following conditions: (a) Borrower obtains the written approval of Bank as to the amount of the losses, which approval shall not be unreasonably withheld or delayed; (b) Borrower is not then in default under any of the terms, covenants and conditions of this Mortgage, the Note, or any other instrument executed in connection with or to additionally secure the indebtedness evidenced by the Note; (c) Bank shall first be given satisfactory proof, in accordance with the plans and specifications therefor previously approved by Bank, that such improvements have been fully restored, or by the expenditures of such money will be fully restored, free and clear of all mechanic's and materialman's liens; (d) if such proceeds shall be insufficient to restore or rebuild the said improvements, Borrower shall deposit promptly with Bank funds which, together with the insurance proceeds, shall be sufficient to restore and rebuild the improvements on or in the Premises; and (e) the excess of the insurance proceeds above the amount necessary to complete such restoration shall be applied as hereinbefore provided, at the option of Bank, as a credit upon the indebtedness secured hereby. If Borrower does not meet the foregoing provisions, Borrower authorizes Bank to collect, adjust and compromise any losses under any of the insurance aforesaid. After deducting costs of collection, Bank shall be entitled to apply the proceeds, at its option, as follows: (x) a credit upon any portion, as selected by Bank, of the indebtedness secured hereby; or (y) in restoration of the improvements, in which event Bank shall not be obligated to see to the proper application thereof nor shall the amount so released or used be deemed a payment on any indebtedness secured hereby; or (z) so deliver same to the owner of the Mortgaged Property. Under no circumstances shall Bank become obligated to take any action to restore the improvements so damaged.

     In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in lieu of foreclosure, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

     5. If any action shall be commenced or any written notice shall be received for the taking by exercise of the power of eminent domain of title to or the temporary use of the Mortgaged Property, or any part thereof, the Borrower will promptly give written notice thereof to the Bank describing the nature and extent of the proposed taking. Any proceeds received from any award made in such eminent domain proceedings (or conveyance in lieu thereof) are pledged by Borrower as additional security for the payment of the Note and shall, if received prior to the release and discharge of this Mortgage, be made available to Borrower in the same manner and under the same conditions as insurance proceeds under paragraph 4 hereof.

     6. That no building or other improvement on or in the Premises shall be structurally or materially altered, removed or demolished, nor shall any fixtures or appliances on, in or about the buildings or improvements be severed, removed, sold or mortgaged, without the consent of Bank. If any of the fixtures, chattels or articles of personal property covered by this Mortgage is destroyed in whole or in part, the same shall be replaced promptly by similar fixtures, chattels and articles of personal property at least equal in quality and condition as those replaced, free from any security interest in or encumbrance thereon or reservation of title thereto.

     7. To permit, commit or suffer no waste, impairment or deterioration of the Mortgaged Property or any part thereof, to keep and maintain the Mortgaged Property and every part thereof with buildings, fixtures, machinery and appurtenances in good repair and condition; to effect such repairs as Bank may reasonably require and from time to time make all needful and proper replacements so that the buildings, fixtures, machinery and appurtenances will, at all times, be in good condition, fit and proper for the respective purposes for which they were erected or installed; to comply with all statutes, orders, requirements or decrees relating to the Mortgaged Property by any federal, state or municipal authority to the extent necessary to avoid any violations thereof, and to permit Bank or its agents, at all reasonable times, to enter upon and inspect the Mortgaged Property.

     8. That Borrower will not cause or permit any toxic or hazardous substance or waste, or underground storage tanks, or any other pollutants which could be detrimental to the Mortgaged Property, human health, or the environment, or that would violate any local, state or federal laws or regulations (collectively, "Environmental Conditions") to be present on or affect or contaminate the Mortgaged Property. Borrower agrees to absolutely and unconditionally indemnifv, defend and save Bank, its successors and assigns, harmless, from and against any of the following which may result from the existence of any Environmental Conditions at the Mortgaged Property: (a) any liability (including, without limitation, strict liability), loss, cost, damage, action, penalty or expense (including, without limitation, attorneys' fees and expenses) arising from the imposition or recording of a lien, the incurrence of any clean-up and/or removal costs under or other noncompliance with or violation of any hazardous waste, environmental protection, spill compensation, clean air and water, or other local, state or federal law or regulation (collectively, the "Environmental Laws") with respect to the Mortgaged Property or any Environmental Condition, or liability to any third party in connection with any violation of any Environmental Laws or other action by Borrower or its agents;
(b) any loss of value in the Mortgaged Property as a result of any such lien, clean-up and/or removal costs; and/or (c) any liability, loss, cost, damage or expense arising from any failure or defect in title occasioned by any applicable Environmental Laws. Borrower shall, at all times comply with, and cause all occupants of the Mortgaged Property to comply with, all applicable Environmental Laws. Borrower agrees to promptly notify Bank of any litigation or proceedings pending, threatened or commenced (whether or not served) against Borrower or any other party in connection with Environmental Conditions and/or Environmental Laws and of the receipt of any notice from any governmental agency or authority in regard to Environmental Conditions and/or Environmental Laws. Borrower shall immediately, upon receipt, provide the Bank with true, complete and correct copies of all such notices and other documentation related to said notices, litigation or proceedings. Borrower agrees that Borrower's indemnification of Bank and other obligations as set out above in this paragraph 8 shall survive the satisfaction and release of this Mortgage (in whole or in part) and remain in effect notwithstanding the payment in full of the Note and any other indebtedness secured hereby or any foreclosure of any lien or securitv interest.

     9. That, unless approval is first obtained in writing from Bank, Borrower will not voluntarily create or permit to be created or filed against the Mortgaged Property any mortgage lien or other lien or liens inferior or superior to the lien of this Mortgage, or if filed, will have same discharged of record either by payment, the bonding thereof or other lawful means for discharging any such lien, within thirty (30) days after notice of filing, and further, Borrower will keep and maintain the same free from the claims of all persons supplying labor or materials which will enter into the construction of any and all buildings and improvements now being constructed or which hereafter may be constructed on or in the Premises, notwithstanding by whom such labor or materials may have been contracted. If Bank consents to any lien inferior to the lien of this Mortgage, any default in the performance or observance of the terms and conditions contained in the instrument creating, extending or otherwise evidencing such lien or the obligation to which it relates shall be a default hereunder.

     10. That Borrower shall pay for appraisals that Bank is required to obtain by laws or regulations that apply to national banks.

     11. To save Bank harmless from all loss, cost and expense (including, without limitation, attorneys' fees and expenses), incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body (excepting an action to foreclose or to collect the debt secured hereby) wherein proof of claim is required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Mortgage. All money paid or expended by Bank in that regard, together with interest thereon from date of such payment at the highest rate then applicable under the Note, shall constitute additional indebtedness secured hcreby and shall be immediately and without notice due and payable.

     12. That Borrower will at all times promptly and faithfully keep and perform, or cause to be kept and performed, all covenants and conditions contained in any easement agreements, panty wall agreements, deeds or other instruments, which in any way affect the Mortgaged Property and are to be kept and performed by Borrower, and Borrower further covenants that it will not do or permit anything to be done under such instruments, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of this Mortgage.

     13. That nothing contained in this Mortgage nor any transaction related thereto shall be construed or shall so operate either presently or prospectively, to require Borrower to make any payment or do any act contrary to law, but if any clause and provision herein contained shall otherwise so operate to invalidate this Mortgage in whole or in part then such clauses and provisions only shall be held for naught as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect.

     14. That this Mortgage is a security agreement for the purpose of creating a securiry interest securing the indebtedness secured hereby in and to the Collateral and any other indebtedness hereinafter due from Borrower to Bank.

     Borrower authorizes Bank to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Collateral and, at the request of Bank, Borrower will join Bank in executing one or more such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to Bank, and will pay the cost of filing the same or filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time wherever Bank deem filing or recording of any financing statements or of this instrument to be desirable or necessary.

     Borrower, within five (5) days upon request by mail, shall execute, acknowledge and deliver to Bank a security agreement or other similar instrument in form satisfactory to Bank, covering all property, of any kind whatsoever owned by Borrower, which, in the sole opinion of Bank is essential to the operation of the Mortgaged Property and concerning which there may be any doubt as to its being subject to the lien of this Mortgage under the laws of the State of Ohio, and shall further execute, acknowledge and deliver any financing statement, affidavit, continuation statement or certificate or other document as Bank may request in order to protect, preserve, maintain, continue and extend the security interest under and the priority of such security agreement or other instrument. Borrower further agrees to pay to Bank on demand all costs and expenses incurred by Bank in connection with the preparation, execution, recording and filing of any such documents.

     15. That Borrower will furnish to Bank forthwith upon Bank's written request, such information in writing about Borrower's financial condition or properties as Bank may from time to time reasonably request.

     16. That the occurrence of any one or more of the following events shall be an "Event of Default" hereunder:

     (a) failure by Borrower to pay the principal sum secured by the Mortgage or to pay any installment thereof or interest thereon, as they severally become due or within any grace period applicable thereto as set forth in the Note; or

     (b) failure by Borrower to perform or observe any of the terms, covenants or conditions herein or in the Note contained, or upon the occurrence of any event of default under any other instrument executed in connection with or additionally to secure the indebtedness evidenced by the Note, and the continuation of such failure for a period of thirty (30) or more days after the giving or written notice thereof by Bank to Borrower, provided that if such failure cannot be cured by the payment of monies and cannot reasonably be cured within thirty (30) days, Borrower shall have a reasonable time to effect a cure, if curative action is commenced within said thirty (30) day period and is thereafter pursued diligently and in good faith to completion; or

     (c) filing by, or against, Borrower, of any complaint or action for relief under any bankruptcy, insolvency, or similar laws provided, however, that if Borrower contests the filing of an involuntary petition in bankruptcy that is filed against it and such petition is dismissed within sixty (60) days after the date it was filed, then such filing shall not, in and of itself, constitute an event of default hereunder; or

     (d) seeking or acquiescing by Borrower in the appointment of, or the entry by a court of competent jurisdiction of an order appointing, any trustee, receiver or liquidator of Borrower or of all or a part of Borrower's assets, rents, revenues, earnings, profits or income thereof, or

     (e) making by Borrower of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

     (f) if, without Bank's prior written consent, Borrower should hereafter deed, quitclaim, assign, convey, transfer, sell, sell under contract of sale, land contract, lease with option to purchase, dispose of or further encumber the Mortgaged Property, or any part thereof, or any interest therein, or agree to do so, or such shall occur by any means, voluntary or involuntary, by operation of law or otherwise, or if the controlling interest in Borrower is transferred by sale, assignment, pledge or other transfer. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

     17. Upon the occurrence of any Event Of Default, Bank may exercise any or all or any combination of the rights, powers and remedies conferred upon or reserved to them under this Mortgage, the Note, or any other instrument supplemental or collateral thereto, or executed and delivered in connection therewith, as well as all rights, powers and remedies now or hereafter existing at law, in equity or by statute including, without limitation, the following:

     (a) Bank may, at its option and whether electing to declare the whole indebtedness due and payable or not, perform any such term, covenant or condition which Borrower has failed to perform or observe without waiver of any other remedy, and any amount paid or advanced by Bank in connection therewith, or any other costs, charges or expenses incurred in the protection or operation of the Mortgaged Property and the maintenance of this lien with interest thereon at the highest rate then applicable under the Note shall be repayable by Borrower upon demand, shall be a lien upon the Mortgaged Property prior to any right or title to, interest in or claim thereon attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be included in and secured by this Mortgage; or

     (b) at the option of Bank, the whole indebtedness secured hereby shall become immediately due and payable, although the period for payment thereof may not have expired, anything hereinbefore or in Borrower's loan documents contained to the contrary notwithstanding, and thereupon, Bank may proceed at law or in equity to collect the entire indebtedness secured hereby and/or proceed to foreclose this Mortgage as against all or any part of the Mortgaged Property or otherwise pursue any other right or remedy herein or by law provided; or

     (c) the Bank may exercise any rights, powers, or remedies it may have as a secured party under the Uniform Commercial Code as adopted in the State of Ohio.

     18. That Bank, in any suit to foreclose this Mortgage, shall be entitled to the appointment of a receiver of the rents, leases and profits of the Mortgaged Property as a matter of right and without notice, with power to manage and operate the Mortgaged Property, to collect the rents, issues and profits of the Mortgaged Property due and to become due during the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents and profits being expressly assigned and pledged as additional security for the payment of the indebtedness secured by this Mortgage without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Mortgage indebtedness, and regardless of whether Bank has an adequate remedy at law. Borrower for itself and any subsequent owner waives any and all defenses to the application for a receiver and specifically consents to such appointment without notice, but nothing herein contained is to be construed to deprive the holder of the Mortgage of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the loan hereby secured is made. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law.

     19. That the mailing of a written notice or demand, addressed to the owner of record of the Mortgaged Property, directed to the owner at the last address actually furnished to Bank, or directed to said owner at the Mortgaged Property, and mailed by United States mail, certified or registered, return receipt requested, shall be sufficient notice and demand in any case arising under this instrument and required by the provisions hereof or by law.

     20. That all the covenants hereof shall run with the land.

     21. That failure of Bank to exercise the option for acceleration of maturity and/or foreclosure following any Event Of Default as aforesaid or to exercise any other option granted to Bank hereunder in any one or more instances, or the acceptance by Bank of partial payments shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Bank may, at the option of Bank, be rescinded by written acknowledgment to that effect by Bank, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

     22. That Borrower hereby grants and conveys to the Bank, and its agents, assigns and designees, an easement to enter upon the Premises at any time and from time to time for the purpose of making such audits, tests, inspections and examinations as Bank and its agents, assigns and designees may, in their reasonable discretion, deem necessary or appropriate in order to determine whether Borrower's ownership, use and operation of the Premises and the conduct of the activities engaged thereon are in compliance with the terms hereof or with applicable law. Notwithstanding the foregoing, Bank shall not have or be deemed to have any obligation or responsibility whatsoever to perform or otherwise conduct any such audits, tests, inspections or examinations. All of the reasonable costs and expenses incurred by Bank, or its agents, assigns or designees, with respect to any of the foregoing shall be paid by Borrower. Bank may, but shall not be required to, advance such costs and expenses on behalf of Borrower. All sums so advanced shall bear interest at the highest rate then applicable under the Note from the date so expended until the date of repayment. The easement granted by this paragraph 22 shall exist and continue until the satisfaction or release of this Mortgage, at which time this easement shall be terminated without the necessity of any further documentation. Borrower acknowledges that no adequate remedy or law exists for a violation of the easement granted hereby and agrees that Bank, or its agents, assigns or designees, shall have the right to enforce this easement by equitable writ or decree, including temporary and preliminary injunctive relief. The exercise of the rights granted in this paragraph shall not constitute Bank as a mortgagee-in-possession with respect to the Premises.

     PROVIDED, ALWAYS, NEVERTHELESS, if Borrower shall pay all of the indebtedness and shall fully keep and perform all of the terms, covenants and conditions by Borrower to be kept and performed herein and/or contained in the Note or Borrower's other loan documents, then this Mortgage shall be void and shall be released by Bank, at the cost and expense of Borrower; otherwise this Mortgage is to be and shall remain in full force and effect.

     ALL OF THE COVENANTS herein contained are joint and several and shall also bind, and the benefits and advantages thereof shall also inure to, the respective heirs, executors, administrators, successors and permitted assigns of the parties. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender or the neuter shall include and be equally applicable to all genders and the neuter.

     TIME IS OF THE ESSENCE with respect to each and every covenant, agreement and obligation of Borrower under this Mortgage.

     IN WITNESS, this Mortgage has been executed in Cleveland, Ohio this 6th day of October, 1995.

Signed and Acknowledged                      SPECIALTY CHEMICAL RESOURCES, INC.
(as to each signature)                       an Ohio corporation
in the presence of the undersigned witnesses

/s/ Martin J. McCormick
- ---------------------------------
Witness Name: Martin J. McCormick            By: /s/ E.M. Roth
             --------------------               --------------------------
/s/ Mona Pimpo                               Printed Name: E.M. Roth
- ---------------------------------                         ----------------
Witness Name: Mona Pimpo                     Title: President
             --------------------                  -----------------------


                                             And By:_________________
                                             Printed Name:___________________
                                             Title:_____________________________

STATE OF OHIO            )
                         )SS.
COUNTY OF Cuyahoga       )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared Edwin M. Roth, President ___________________________
- ---------------------------------
___________________________________ _____________________________________ of
SPECIALTY CHEMICAL RESOURCES, INC., who acknowledged that he did sign the foregoing instrument for and on behalf of said company, by authority granted by its board of directors, and that the same is his free act and deed and the free act and deed of said company.

     IN TESTIMONY, I set my hand and official seal, this 6th day of October, 1995.




                                                   /s/ Monica D. Pimpo
                                                   ------------------------
                                                          Notary Public

                                                   My Commission Expires 5/14/96

This instrument was prepared by Bank.

        Situated in the City of Macedonia, County of Summit and State of Ohio, and known as being a part of Original Lot No. 23, Northfield Township, further bounded and described as follows:

        Beginning at an iron pin monument found at a point of curvature, being Station 140 + 40.53, in the center line survey of Interstate Route 271 (SUM-271-11.50), thence along said center line, which is the arc of a curve deflecting to the right, said curve having a radius of 3.906.53 feet and an arc distance of 1,338.50 feet, which chord bears North 03 degrees 51'34" West, 1,345.14 feet to Station 153 + 85.67 in said center line of survey; thence South 83 degrees 59'43" East, 230.00 feet to a point on the easterly line of Freeway Drive, and the northwesterly corner of a parcel of land conveyed to Golda Sicherman by deed recorded in Volume 5491, Page 253 of Summit County Records; thence southerly, along said easterly line of Freeway Drive, which is the arc of a curve deflecting to the left, said curve having a radius of 3,676.53 feet and an arc distance of 293.75 feet, which chord bears
South 03 degrees 42'58" West, 293.76 feet to an iron pin monument set and the principal place of beginning:

        Thence continuing southerly, along said easterly line of Freeway Drive, which is the arc of a curve deflecting to the left, said curve having a radius of 3,676.53 feet and an arc distance of 266.02 feet, which chord bears South 00 degrees 38'45" East, 265.97 feet to a point therein (a 5/8" iron pin monument was found 0.03 feet North and 0.11 feet East);

        Thence South 89 degrees 35'09" East, 596.66 feet to a 5/8" iron pin monument set on the westerly line of Pennsylvania Railroad right-of-way, said point being 50.00 feet westerly by rectangular measurement, from the center line of the East track;

        Thence North 09 degrees 01'55" West, along said westerly line of the Pennsylvania Railroad right-of-way, 269.58 feet;

        Thence North 89 degrees 35'09" West, 557.33 feet to a point in the aforementioned easterly line of Freeway Drive and the principal place of beginning and containing 3.532 acres of land according to a survey by Dempsey & Neff, Inc. dated October 2, 1995.

PARCEL 2:
- ---------

        Situated in the City of Macedonia, County of Summit and State of Ohio, and known as being a part of Original Lot No. 23, Northfield Township, further bounded and described as follows:

        Beginning at a point of curvature, being Station 140 + 40.53, in the center line survey of Interstate Route 271 (SUM-271-11.50); thence along said center line, which is the arc of a curve deflecting to the right, said curve having a radius of 3,906.53 feet and an arc distance of 1,338.50 feet, which chord bears North 03 degrees 51'34" West, 1,345.14 feet to a Station 153 +
85.67 in said center line survey; thence South 53 degrees 59'43" East, 230.00 feet to a point on the easterly line of Freeway Drive and the northwesterly corner of a parcel of land conveyed to Golda Sicherman by deed recorded in Volume 5491, Page 253 of Summit County Records; thence southerly along said easterly line of Freeway Drive, which is the arc of curve deflecting to the left, said curve having a radius of 3,676.53 feet and an arc distance of 230.00 feet, which chord bears South 04 degrees 12'45" West, 229.97 feet to an iron pin monument set and the principal place of beginning:

        Thence, continuing southerly, along said easterly line of Freeway Drive, which is the arc of a curve deflecting to the left, said curve having a radius of 3,676.53 feet and an arc distance of 63.75 feet, which chord bears South 01 degrees 55'26" West, 63.75 feet to a point therein;

        Thence South 89 degrees 35'09" East, 557.33 feet to a point in the westerly line of Pennsylvania Railroad right-of-way, said point being 50.00 feet westerly by rectangular measurement, from the center line of the East track:

        Thence, North 09 degrees 01'55" West, along said westerly line of the Pennsylvania Railroad right-of-way, 64.60 feet to an iron pin monument set;

        Thence, North 89 degrees 35'09" West, 545.06 feet to the easterly line of Freeway Drive and the principal place of beginning and containing 0.806 acres of land according to a survey by Dempsey & Neff, Inc. dated October 2, 1995.


                                  Exhibit A